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Exhibit 10.5

KRONA ACQUISITION CORPORATION.

PROPRIETARY INFORMATION AND
INVENTIONS ASSIGNMENT AGREEMENT

        In consideration of my employment, or continued employment, with Krona Acquisition Corporation (the "Company"), the Company's promise to disclose to me its confidential and proprietary information (as defined below), the compensation now and hereafter paid to me, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree with the Company as follows:

        1.    Recognition of Company's Rights; Nondisclosure.    At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon, or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use, or publication may be required in connection with my work for the Company, or unless the President or the Board of Directors of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and that the Company and its assigns shall be the sole owner of all patent rights, copyrights, trade secret rights, and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

        The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data, or any other proprietary information of, or acquired by, the Company and each of its subsidiaries or affiliated companies. By way of illustration but not limitation, "Proprietary Information" includes (a) this Agreement; (b) inventions, trade secrets, ideas, processes, formulas, data, lists, programs, other works of authorship, know-how, improvements, discoveries, developments, designs, and techniques relating to the business or proposed business of the Company and that were learned or discovered by me during the term of my employment with the Company, except as expressly permitted by the Board of Directors of the Company during the term of my employment, at the time of my termination, or subsequent to my termination (hereinafter, included Proprietary Information is collectively referred to as "Inventions"); (c) information regarding plans for research, development, new products and services, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers, customer lists and customers that were learned or discovered by me during the term of my employment with the Company, except as expressly permitted by the Board of Directors of the Company during the term of my employment, at the time of my termination, or subsequent to my termination; and (d) information regarding the skills and compensation of other employees of the Company. The Company hereby promises to disclose to me its confidential and Proprietary Information.

        2.    Third Party Information.    I understand, in addition, that the Company may from time to time receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an executive officer of the Company in writing.

        3.    Assignment of Inventions.

          3.1   I hereby assign to the Company all my right, title, and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto), whether or not patentable or registrable under copyright or similar statutes, that were made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company.

          3.2   I acknowledge that all original works of authorship that are made by me (solely or jointly with others) during the term of my employment with the Company and that are within the scope of my employment and protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C. § 101). Inventions assigned to the Company by this paragraph 3 are hereinafter referred to as "Company Inventions."

        4.    Enforcement of Proprietary Rights.    I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify, and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining, and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify, and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

        In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf to execute, verify, and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, that I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

        5.    Obligation to Keep Company Informed.    During the period of my employment, I will promptly disclose to the Company fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Inventions. In addition, I will disclose all patent applications filed by me during the three (3) years after termination of my employment with the Company.

        6.    Prior Inventions.    Inventions, if any, patented or unpatented, that I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed, or reduced to practice or caused to be conceived, developed, or reduced to practice prior to commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality Agreement, I understand that I am not to list such Inventions in Exhibit A but am to inform the Company that all Inventions have not been listed for that reason.

        7.    Other Activities; Non-Competition; Non-Solicitation.

          7.1   During the term of my employment with the Company, I will not, directly or indirectly, participate in the ownership, management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm, or other entity that competes in the State of Texas, or in any other state in the United States, or in any country in the world with the Company in the conduct of the business of the Company as conducted or which are contemplated within the Company's strategic planning efforts, nor shall I engage in any other activities that conflict with my obligations to the Company.

          7.2   In consideration of the promises hereof and in further consideration of the Company's promise to disclose to me confidential and proprietary information and trade secrets of the Company and the Company's promise to provide me with prompt specialized training, and the experience I will gain throughout my employment with the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree that for a period of one (1) year after the date that my employment with the Company is terminated (the "Non-compete Restriction Period"), for any reason, I will not, directly or indirectly, whether as officer, director, employee, stockholder agent, partner, consultant, contractor or otherwise within the State of Texas, or in any other State of the United States, or in any other country in the world where the Company engages in business, or proposes to engage in business, work for, engage in, or have any interest in or connection with: (1) any business engaged in the development of search engine technology or other entity which competes with the Company's or affiliates' search engine development business or (2) any other business in which the Company has a protected competitive interest that competes with the Company or its affiliates, or (3) businesses which are contemplated within the Company's strategic planning efforts as of the date of your separation from employment. In addition, I will not, directly or indirectly, engage in any competing activities for any entity during the Non-compete Restriction Period. This competition is not applicable to ownership of not more than five (5) percent of any class of securities of any corporation that is traded on a national securities exchange or through NASDAQ. I specifically acknowledge and agree that the terms of this provision are reasonable in every respect. In particular, because of the competitive and specialized nature of the Company's business, including without limitation the changing search engine technology environment, I acknowledge and agree that it is reasonable to include the entire United States and any country in the world where the Company engages in business as the geographic limitation of this provision. If a court holds that any portion of this paragraph is unenforceable, the maximum restrictions of time, scope of activities, and geographic area reasonable under the circumstances will be substituted for any such restrictions held unenforceable.

          7.3   During the term of my employment and for a period of one (1) year after my employment with the Company is terminated for any reason, I will not, directly or indirectly, individually or on behalf of any other person, firm, partnership, corporation, or business entity of any type, hire, solicit, divert, take away, hire away, assist or in any way encourage any current employee or consultant of the Company or any subsidiary of the Company to terminate his or her employment relationship or consulting relationship with the Company or subsidiary nor will I hire or solicit the employment services of any former employee of the Company or any subsidiary of the Company whose employment has been terminated for less than six (6) months. I specifically acknowledge and agree that the terms of this provision are reasonable in every respect. If a court holds that any portion of this paragraph is unenforceable, the maximum restrictions of time and scope of activities reasonable under the circumstances will be substituted for any such restriction held unenforceable.

          7.4   For a period of one (1) year after my employment with the Company is terminated for any reason, I will not, directly or indirectly, individually or on behalf of any other person, firm, partnership, corporation, or business entity of any type, solicit, contact, call upon, communicate with, or attempt to communicate with, any Customer of the Company if such solicitation, contact, call or communication could be deemed by the Company to be competitive with the business of the Company as conducted or as proposed to be conducted. For purposes of this section, "Customer" shall mean any company or business entity that the Company sells goods or services to and that I had contact with or performed services for during the last year of my employment with the Company. I specifically acknowledge and agree that the terms of this provision are reasonable in every respect. If a court holds that any portion of this paragraph is unenforceable, the maximum restrictions of time and scope of activities reasonable under the circumstances will be substituted for any such restriction held unenforceable

          7.5   In consideration of the promises hereof and in further consideration of the Company's promise to disclose to me confidential and proprietary information and trade secrets of the Company and the Company's promise to provide me with immediate specialized training, and the experience I will gain throughout my employment with the Company, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree that in the event that I am employed by, consult for or otherwise render services to, any person, corporation, firm, or other entity that is a competitor of the Company, in the same or comparable position as my position in the Company, I agree that my services for that competitor would result in the inevitable disclosure of the Company's Proprietary Information, proprietary information and/or trade-secrets. In addition, I agree to provide the Company with at least five (5) days prior written notice before I begin any employment with any third party within one (1) year after the termination of my employment with the Company.

        8.    No Improper Use of Materials.    I understand that I shall not use the proprietary or confidential information or trade secrets of any former employer or any other person or entity in connection with my employment with the Company. During my employment by the Company, I will not improperly use or disclose any proprietary or confidential information or trade secrets, if any, of any former employer or any other person or entity to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person or entity to whom I have an obligation of confidentiality unless consented to in writing by that former employer, person, or entity.

        9.    No Conflicting Obligation.    I represent that my performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement between me and any other employer, person or entity. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

        10.    Return of Company Documents.    When I leave the employ of the Company, I will deliver to the Company all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information, or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice.

        11.    Legal and Equitable Remedies.    Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance, or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

        12.    Authorization to Notify New Employer.    I hereby authorize the Company to notify my new employer about my rights and obligations under this Agreement following the termination of my employment with the Company.

        13.    Notices.    Any notices required or permitted hereunder shall be given to the appropriate party at the address specified on the signature page hereof. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

        14.    General Provisions.

          14.1    Governing Law.    This Agreement will be governed by and construed according to the laws of the State of Texas without regard to conflicts of law principles.

          14.2    Exclusive Forum.    I hereby irrevocably agree that the exclusive forum for any suit, action, or other proceeding arising out of or in any way related to this Agreement shall be in the state or federal courts in Texas, and I agree to the exclusive personal jurisdiction and venue of any court in Dallas County, Texas.

          14.3    Entire Agreement.    This Agreement sets forth the entire agreement and understanding between the Company and myself relating to the subject matter hereof and supercedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary, or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

          14.4    Severability.

            (a)   I acknowledge and agree that each agreement and covenant set forth herein constitutes a separate agreement independently supported by good and adequate consideration and that each such agreement shall be severable from the other provisions of this Agreement and shall survive this Agreement.

            (b)   I understand and agree that Section 7 of this Agreement is to be enforced to the fullest extent permitted by law. Accordingly, if a court of competent jurisdiction determines that the scope and/or operation of Section 7 is too broad to be enforced as written, the Company and I intend that the court should reform such provision to such narrower scope and/or operation as it determines to be enforceable, provided, however, that such reformation applies only with respect to the operation of such provision in the particular jurisdiction with respect to which such determination was made. If, however, Section 7 is held to be illegal, invalid, or unenforceable under present or future law, and not subject to reformation, then (i) such provision shall be fully severable, (ii) this Agreement shall be construed and enforced as if such provision was never a part of this Agreement, and (iii) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.

          14.5    Successors and Assigns.    This Agreement will be binding upon my heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors and assigns.

          14.6    Survival.    The provisions of this Agreement shall survive the termination of my employment for any reason and the assignment of this Agreement by the Company to any successor in interest or other assignee.

          14.7    Employment.    I agree and understand that my employment with the Company is at-will, which means that either I or the Company may terminate the employment relationship at any time, with or without prior notice and with or without cause. I further agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

          14.8    Waiver.    No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

          14.9    Headings.    The headings to each section or paragraph of this Agreement are provided for convenience or reference only and shall have no legal effect in the interpretation of the terms hereof.

        I HAVE READ THIS CONFIDENTIALITY, PROPRIETARY INFORMATION, NONCOMPETITION AND INVENTIONS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

        This Agreement shall be effective as of the first day of my employment with the Company, namely:                                       , 200     .

        I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL AND PROPRIETARY INFORMATION DURING OR SUBSEQUENT TO MY EMPLOYMENT, AND PROHIBITS ME FROM COMPETING WITH THE COMPANY AND/OR FROM SOLICITING EMPLOYEES AND CUSTOMERS OF THE COMPANY FOR ONE (1) YEAR AFTER MY EMPLOYMENT WITH THE COMPANY IS TERMINATED FOR ANY REASON.

Dated:                                       , 200

Signature of Employee
Print Name of Employee
Address
ACCEPTED AND AGREED TO:

By:

Name:

Title:

Address:

EXHIBIT A

Ladies and/or Gentlemen:

        The following is a complete list of all inventions or improvements relevant to the subject matter of my employment with Krona Acquisition Corporation (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by the Company that I desire to remove from the operation of the Company's Proprietary Information, Non-Competition and Inventions Assignment Agreement.

No inventions or improvements.
See below:
Additional sheets attached.
I propose to bring to my employment the following materials and documents of a former employer:
No materials or documents. See below:
Signature
Date

INVENTION DISCLOSURE

Invention Disclosure #
Inventors:	1.
2.
3.

Title of Invention:

Problem solved by invention:

Invention Description:

Add additional signed, witnessed, and dated sheets and drawings if necessary.

Has this invention been disclosed outside of the Company? Yes              No

Inventor Signature:                                                            Date:

Witness Signature:                                                            Date:

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  Exhibit 10.5
KRONA ACQUISITION CORPORATION. PROPRIETARY INFORMATION AND INVENTIONS ASSIGNMENT AGREEMENT
EXHIBIT A
INVENTION DISCLOSURE